Exhibit 99.1

Solar3D Completes Reverse Stock Split

Company Takes Key Step in Preparation for Uplisting onto Senior Exchange

SANTA BARBARA, CA--- February 24, 2015 - Solar3D, Inc. (SLTD) (SLTDD), a leading provider of solar solutions and the developer of a proprietary high efficiency solar cell, is pleased to announce that it has effected a 1-for-26 reverse split of its issued and outstanding common stock (the "Reverse Split”) which will be effective February 25, 2015, as a key step in preparation for uplisting of the Company’s common shares onto a senior exchange.

Jim Nelson, CEO of Solar 3D said, “The reverse stock split was implemented to meet the price requirements for uplisting onto a senior exchange. Our Board and shareholders have strongly supported this initiative, as it will help broaden our shareholder base and improve liquidity in our common stock. We look forward to moving quickly towards this goal.”

As of the market open tomorrow, the Company’s shares will trade under the symbol “SLTDD,” with a “D” added for 20 trading days to signify that the reverse stock split has occurred. A new CUSIP number (83417A209) has been assigned to the Company’s common stock as a result of the reverse split.

As a result of the Reverse Split, the total issued and outstanding common shares will be reduced from approximately 381.7 million shares to approximately 14.7 million, subject to adjustment for fractional shares. No fractional shares are to be issued.

Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.  The number of shares of common stock underlying the options, warrants, convertible securities or other rights to acquire shares of common stock will be adjusted accordingly.

About Solar3D, Inc.

Solar3D is a leading provider of solar power solutions and the developer of a proprietary high efficiency solar cell. The company's SUNworks division focuses on the design, installation and management of solar power systems for commercial, agricultural and residential customers. SUNworks is one of the fastest growing solar systems providers in California and has delivered hundreds of 2.5 kilowatt to 1-megawatt commercial systems and has the capability of providing systems as large as 25 megawatts. Solar3D's technology division is developing a patent-pending 3-dimensional solar cell technology to maximize the conversion of sunlight into electricity. The Solar3D Cell collects sunlight from a wide angle and lets light bounce around in 3-dimensional microstructures on the solar cell surface. The Company's mission is to further the widespread adoption of solar power by deploying affordable, state-of-the-art systems and developing breakthrough new solar technologies.

To learn more about Solar3D, visit our website at http://www.Solar3D.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, and prospects for sales, failure to commercialize our technology, failure of technology to perform as expected, failure to earn profit or revenue, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contact:

Investor Relations
Andrew Haag
Managing Partner
IRTH Communications
vuzi@irthcommunications.com
Tel: (877) 368-3566

Media
Eric Fischgrund
FischTank Marketing and PR
eric@fischtankpr.com